McGLADREY & PULLEN, LLP

                  Certifled Public Accountants and Consultants

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the January 6, 1997 Registration Statement on Form S-8 of our report dated March 15, 1996, which appears on Page F-2 of the annual report on Form 10-KSB/A of LottoWorld, Inc. for the year ended December 31, 1995.



                                             /s/ McGladrey & Pullen, LLP

Naples, Florida
January 3, 1997